      As filed with the Securities and Exchange Commission on June 22, 1999

                                                       REGISTRATION NO. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

               MASSACHUSETTS                                                                                 06-1047163
(State or other jurisdiction of incorporation)                                                  (I.R.S. Employer Identification No.)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                            ------------------------

                           1997 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------- -------------- -------------------- -------------------- ------------------

                                                   Proposed maximum     Proposed maximum
Title of each class of securities  Amount to be   offering price per   aggregate offering      Amount of
         to be registered           registered          share                 price         registration fee
--------------------------------- -------------- -------------------- -------------------- ------------------

 Genzyme General Division Common  700,000 shares       $44.72(1)           $31,304,000         $8,702.51
 Stock, $0.01 par value
--------------------------------- -------------- -------------------- -------------------- ------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1) and based upon the average of the high and low sale prices on June 15, 1999 for the GENZ Stock as reported by the Nasdaq National Market System.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


STATEMENT REGARDING INCORPORATION OF INFORMATION
BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT

         Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 16, 1997 (File No. 333-42371) relating to the registration of 4,000,000 shares of Genzyme General Division Common Stock, $.01 par value (the "GENZ Stock"), 2,000,000 shares of Genzyme Tissue Repair Division Common Stock, $.01 par value, and 2,000,000 shares of Genzyme Molecular Oncology Division Common Stock, $.01 par value, authorized for issuance under the Company's 1997 Equity Incentive Plan is incorporated by reference in its entirety in this Registration Statement. This Registration Statement provides for the registration of an additional 700,000 shares of GENZ Stock authorized for issuance under the Company's 1997 Equity Incentive Plan by the Company's Board of Directors on March 24, 1999.

ITEM 8

         See Exhibit Index immediately following the signature page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22nd day of June, 1999.

                          GENZYME CORPORATION


                          By:  /s/ Michael S. Wyzga
                             ---------------------------------------------------
                               Michael S. Wyzga
                               Senior Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan
M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            SIGNATURE                           TITLE                  DATE

/s/ Henri A. Termeer                   Principal Executive         June 22, 1999
----------------------------------     Officer and Director
Henri A. Termeer

/s/ Michael S. Wyzga                   Principal Financial and     June 22, 1999
----------------------------------     Accounting Officer
Michael S. Wyzga

/s/ Constantine E. Anagnostopoulos     Director                    June 22, 1999
----------------------------------
Constantine E. Anagnostopoulos

/s/ Douglas A. Berthiaume              Director                    June 22, 1999
----------------------------------
Douglas A. Berthiaume

/s/ Henry E. Blair                     Director                    June 22, 1999
----------------------------------
Henry E. Blair

/s/ Robert J. Carpenter                Director                    June 22, 1999
----------------------------------
Robert J. Carpenter

/s/ Charles L. Cooney                  Director                    June 22, 1999
----------------------------------
Charles L. Cooney

/s/ Henry R. Lewis                     Director                    June 22, 1999
----------------------------------
Henry R. Lewis

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER                              DESCRIPTION

      5           Opinion of Palmer & Dodge LLP as to the legality of the
                   securities registered hereunder.

     23.1         Consent of Pricewaterhousecoopers L.L.P., independent
                   accountants.

     23.2         Consent of Palmer & Dodge LLP (contained in Exhibit 5).